EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-230008) on Form S‑8 of our report dated June 23, 2023, which appears in this annual report on Form 11‑K of Crown Cork & Seal Company, Inc. Retirement Thrift Plan for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Philadelphia, Pennsylvania
June 21, 2024